CONSENT TO TRANSFER INTEREST IN REAL PROPERTY
SUBJECT TO MORTGAGE AND SUBORDINATION AGREEMENT

    On this 28th day of February, 2024, Starion Bank as Mortgagee agrees to the Mortgagor APLD Hosting, LLC’s request to transfer Mortgagor’s interest in the real property which is subject to the Mortgage described below to APLD GPU-01, LLC, with a reservation of lien, and agreement to subordinate mortgage priority to Cornerstone Bank.

    Mortgagee filed that certain Mortgage and Security Agreement and Fixture Financing Statement with Assignment of Rents and Leases and with Deficiency Rights executed by Mortgagor APLD Hosting, LLC, on July 25, 2022, and recorded on August 4, 2022, as Document No. 0241530 in the Recorder’s Office of Stutsman County, North Dakota securing a Note in the amount of $15,000,000.00 made to Mortgagor on the real estate situated in Stutsman County, North Dakota, described as:

    Auditor’s Lots 17-2A & 17-2B of Auditor’s Lot 17-2, within the Southeast Quarter of Section 17, Township 141 North, Range 63 West of the 5th Principal Meridian, Stutsman County, North Dakota, pursuant to the plat filed for record as Document No. 0239414.

Starion Bank as Mortgagee herein consents to the Mortgagor’s transfer to APLD GPU-01, LLC, of a portion of the mortgaged property described as:

Auditor’s Lot 17-2C, part of Auditor’s Lot 17-2A within the Southeast Quarter (SE¼) of Section 17, Township 141 North, Range 63 West of the Fifth Principal Meridian, Fried Township, Stutsman County, North Dakota, pursuant to the amended plat filed for record as Document No. ____________.
Starion Bank as Mortgagee does not herein waive its lien rights to the mortgaged real property. The Mortgage shall continue according to its terms and shall be enforceable against the Mortgagor and any subsequent owners and lienholders of the real property.

Starion Bank as Mortgagee herein also consents to the Mortgagor’s grant to APLD GPU-01, LLC, of a Transmission Line Easement dated January 31, 2024, over a portion of the mortgaged property to benefit the real property being transferred to APLD GPU-01, LLC, which was previously consented to herein.

Starion Bank Subordination. Starion Bank agrees that its loan to Borrower APLD Hosting, LLC, shall be subordinate to the mortgage Cornerstone Bank may now have or hereafter place upon the property owned by APLD GPU-01, LLC, and described above in this Agreement, and shall be limited to the principal amount of $16,000,000.00.

Mortgagee:
Starion Bank

/s/Mike Wickham__________________________________
By: Mike Wickham____________
Its: Market President__________

State of _North Dakota_____    )
                )
County of _Cass__________    )

On this _28th_ day of February, 2024, before me, the undersigned Notary Public, personally appeared Mike Wickham___, _Market President_____ of Starion Bank, and known to me to be the person who is described in and who executed the within and foregoing instrument, and acknowledged to me that he executed the same

/s/Talley Borns____________________________
Notary Public

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